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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Rydex Dynamic Funds' Registration Statement No. 333-84797 of our report dated November 22, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to reference to us under the heading "Auditors and Custodian" in the Statement of Additional Information, which is also a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
August 1, 2000